UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2010

GRIFFON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Griffon Corporation (the “Company” or “Griffon”) is filing this Current Report on Form 8-K to update historical financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed on November 24, 2009, to reflect changes in the Company’s accounting for convertible debt as described below.

As previously disclosed in the Company’s 2009 Annual Report on Form 10-K, in May 2008, the Financial Accounting Standards Board issued new guidance to clarify that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) must be separately accounted for in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The new guidance was effective for the Company as of October 1, 2009 and must be applied retrospectively.

In July 2003, the Company issued $130 million, 4% convertible subordinated notes due 2023 (the “Notes”).  As of September 30, 2009, $79.4 million was outstanding. Holders may convert the Notes at a conversion price of $22.41 per share, as adjusted pursuant to the rights offering and subject to possible further adjustment, as defined, which is equal to a conversion rate of approximately 44.6229 shares per $1,000 principal amount of Notes. The Company has irrevocably elected to pay noteholders at least $1,000 in cash for each $1,000 principal amount of Notes presented for conversion. The excess of the value of the Company’s Common Stock that would be issuable upon conversion over the cash delivered will be paid to Noteholders in shares of the Company’s Common Stock.  The Notes are subject to the new guidance since the Notes upon conversion will be settled using a combination of cash and stock.

The Company adopted this new guidance on October 1, 2009.  The Company concluded that the fair value of the equity component of the Notes at the time of issuance was $30.4 million.  As of September 30, 2009, the outstanding balance of the notes was $79.4 million.  With the retrospective application of the guidance, as of September 30, 2009, the Notes had an unamortized discount balance of $0.3 million, a net carrying value of $79.1 million and a capital in excess of par value component balance, net of tax, of $18.1 million.  The Company used 8.5% as the nonconvertible debt borrowing rate to discount the Notes and will amortize the debt discount through July, 2010.

Accordingly, the Company is filing this Current Report on Form 8-K to reflect the impact of the adoption of the new guidance on previously issued financial statements.  This will permit the Company to incorporate these financial statements by reference in future SEC filings.  The impact of the adoption of this guidance is reflected in the following sections of Part II of the Company’s 2009 Annual Report on Form 10-K, which as revised, are included as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report:

• Item 6.	Selected Financial Data
• Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
• Item 8.	Financial Statements and Supplementary Data
• Item 9A.	Controls and Procedures

The financial statement footnotes and supplementary data affected by the adoption of the new guidance include:

Note 1	Description of Business and Summary of Significant Accounting Policies
Note 2	Adoption of New Accounting Pronouncements
Note 10	Notes Payable, Capitalized Leases and Long-Term Debt
Note 12	Income Taxes
Note 18	Quarterly Financial Information (UNAUDITED)
Note 19	Business Segments
Note 22	Subsequent Events in Connection with Reissuance (UNAUDITED)
Schedule I	Condensed Financial Information of Registrant

The impact of the adoption on the Consolidated Statements of Operations for the fiscal 2009 quarters is included in exhibit 99.5 to this Current Report.

Item 9.01.              Financial Statements and Exhibits

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6. Selected Financial Detail

99.2	Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 8. Financial Statements and Supplementary Data

99.4	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

99.5	Effect of New Guidance on Convertible Notes on Statements of Operations

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010	GRIFFON CORPORATION

	By:	/s/ Douglas J. Wetmore

	Name:	Douglas J. Wetmore

	Title:	Executive Vice President and Chief Financial officer

Exhibit Index

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6. Selected Financial Detail

99.2	Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 8. Financial Statements and Supplementary Data

99.4	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

99.5	Effect of New Guidance on Convertible Notes on Statements of Operations